[EXHIBIT 4.1]

THIS OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED FOR SALE, SOLD OR TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS SHALL BE EFFECTIVE WITH RESPECT THERETO, OR AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER, SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, THIS OPTION AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS OPTION MAY BE PLEDGED OR HYPOTHECATED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS OPTION OR ANY OF THE SECURITIES ISSUABLE UPON EXERCISE
OF THIS OPTION.

                              OPTION
                              ------

     FOR VALUE RECEIVED, this certifies that ___________________ (the "Holder") is entitled, subject to the terms set forth below, at any time during the exercise Period (defined in Section 1 hereof) to fully paid and non-assessable shares (the "Shares") of RAM Venture Holdings Corp. (the "Company") common stock (the "Option").

     This Option is subject to following provisions:

     1. EXERCISE. This Option may be exercised by the Holder beginning on the date hereof and ending on (the "Exercise Period") at an exercise price equal to _______________ ($________) per share (the "Exercise Price"). The Option may be exercised at any time on any business day for all or any part of the Option upon delivery of written notice by the Holder to the Company at 5310 South Shackleford Road, Suite D, Little Rock, Arkansas 72204 (or at such other address as the Company may designate from time to time by notice in writing to the Holder), together with payment in cash or immediately available funds in the amount equal to the Exercise Price. As soon as practicable on or after such date, and in any event within ten (10) business days, the Company shall deliver to the Holder a certificate or certificates for the full number of shares issuable upon such exercise.

     2.   ADJUSTMENTS.

     2.1  Adjustments to Option Rights.  The number of Shares for which
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the Option is exercisable, and the Exercise Price of such shares shall be subject to adjustment from time to time as set forth in this Section
2.

     2.2  Stock Dividends, Subdivisions and Combinations.  If at any
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time the Company shall:

     (a) Declare for the benefit of the record holders of the class of capital stock of the Shares a dividend payable in, or other distribution of, additional shares of the class of capital stock of the Shares,

     (b) subdivide its outstanding shares of the class of capital stock of the Shares into a larger number of shares of the class of capital stock of the Shares, or


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     (c)  combine its outstanding shares of the class of capital stock of the Shares into a smaller number of shares of the class of capital stock of the Shares,


then (i) the number of Shares for which the Option is exercisable immediately prior to the occurrence of any such event shall be adjusted to equal the number of shares of the class of capital stock of the Shares which a record holder of the same number of shares of the class of capital stock of the Shares for which the Option is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (ii) the Exercise Price immediately prior to the occurrence of such event shall be adjusted to equal the product of the Exercise Price multiplied by a fraction, the numerator of which shall be the number of Shares for which the Option is exercisable immediately prior to the adjustment and the denominator of which shall be the number of the Shares for which the Option is exercisable immediately after such adjustment.

     2.3  Reclassification, Exchange and Substitution.  If the capital
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stock issuable upon the exercise of this Option is changed into the same or a different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than a subdivision or combination of shares or stock dividend, each as provided for elsewhere in this Section 2, then and in each such event the Holder shall have the right thereafter to exercise the Option for the kind and amount of stock and other securities and property receivable upon such reclassification, exchange, substitution or other change, which the Holder would have been entitled to receive had the Options been exercised immediately prior to such reclassification, exchange, substitution or change (pro rated in the case of any partial exercise).

     3. FRACTION INTERESTS. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of this Option. If, on exercise of this Option, the Holder hereof would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, the Company shall, in lieu of issuing any such fractional share, pay to the Holder an amount in cash equal to the product resulting from multiplying such fraction by the Market Price as of the Exercise Date.

     4. TRANSFER OF THIS OPTION. The Holder may sell, transfer, assign, pledge or otherwise dispose of this Option, in whole or in part, as long as such sale or other disposition is made pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act, and applicable state securities laws. Upon such transfer or other disposition, the Holder shall deliver this Option to the Company together with a written notice to the Company, substantially in the form of the Transfer Notice attached hereto as Exhibit _____ (the "Transfer Notice"), indicating the person or persons to whom this Option shall be transferred and, if less than all of this Option is transferred, the number of Option Shares to be covered by the part of this Option to be transferred to each such person. Within three
(3) Business Days of receiving a Transfer Notice and the original of this Option, the Company shall deliver to the each transferee designated by the Holder a Option or Options of like tenor and terms for the appropriate number of Option Shares and, if less than all this Option is transferred, shall deliver to the Holder an Option for the remaining number of Option Shares.



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     5.   BENEFITS OF THIS OPTION.  This Option shall be for the sole and exclusive benefit of the Holder of this Option and nothing in this Option shall be construed to confer upon any person other than the Holder of this Option any legal or equitable right, remedy or claim hereunder.

     6. LOSS, THEFT, DESTRUCTION OR MUTILATION OF OPTION. Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Option, and (in case of loss, theft or destruction) of indemnity reasonably satisfactory to the Company, and upon surrender of this Option, if mutilated, the Company shall execute and deliver a new Option of like tenor and date.

     7. NOTICES. All notices and other communications from the Holder to the Company shall be mailed by first class registered or certified mail, postage prepaid, or sent by express overnight courier service.

     8. CHANGE, WAIVER. This Option and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     9. HEADINGS. The headings in this Option are for purposes of convenience of reference only and shall not be deemed to constitute a part hereof.

     10. LEGAL MATTERS. The validity, construction, enforcement, and interpretation of this Option are governed by the laws of the State of Florida and the federal laws of the United States of America, excluding the laws of those jurisdictions pertaining to resolution of conflicts with laws of other jurisdictions.

     11. ASSIGNS. This Option is assignable in whole or in part by the Holder without the prior written consent of the Company. All the covenants and provisions of this Option by or for the benefit of the Company or the Holder of this Option shall bind and inure to the benefit of their respective successors and assigns hereunder.

     12. COUNTERPARTS. This Option may be executed in counterparts. Each executed counterpart shall constitute an original document and all of them, together, shall constitute the same instrument.

     IN WITNESS WHEREOF, this Option is executed as of the _____ day of June, 2004.
                              RAM Venture Holdings Corp.


                              By:_____________________________________
                                 Jeff Harris, President


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                                                     Exhibit A to Option
                                                     -------------------

                         EXERCISE NOTICE

     The undersigned Holder hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock ("Option Shares") of RAM Venture Holdings Corp. evidenced by the attached Option (the
"Option"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Option.

The Holder intends that payment of the Exercise Price shall be made as with respect to ______________________ Option Shares.

The Holder shall pay the sum of $_____________________ to the Company in accordance with the terms of the Option.


Date:  __________________          ____________________________________
                                   Name of Registered Holder


                                   By:_________________________________


                                   Name:_______________________________


                                   Title:______________________________











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                                                   Exhibit B to Option
                                                   -------------------

                         TRANSFER NOTICE

     FOR VALUE RECEIVED, the undersigned Holder of the attached Option hereby sells, assigns and transfers unto the person or persons named below the right to purchase ___________ shares of Common Stock of RAM Venture Holdings Corp. evidenced by the attached Option.


Date:  __________________      _____________________________________
                               Name of Registered Holder


                               By:__________________________________


                               Name:________________________________


                               Title:_______________________________



                              Transferee Name and Address:


                              ______________________________________


                              ______________________________________


                              ______________________________________








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